UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 18, 2009

POINT BLANK SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-13112	11-3129361
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2102 SW 2nd Street, Pompano Beach, Florida	33069
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 630-0900

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.	Results of Operations and Financial Condition.

On May 18, 2009, Point Blank Solutions, Inc. (the “Company”) announced its results for the first quarter of 2009. A copy of the press release is furnished herewith as Exhibit 99.1.

On May 19, 2009, the Company held a conference call to discuss the Company’s results for the first quarter of 2009. A transcript of the conference call, including the question and answer session, is furnished herewith as Exhibit 99.2. The transcript is a textual reproduction of the conference call provided by Thomson Street Events™, a service of Thomson Reuters Corporation. The Company disclaims liability for any errors or omissions in the transcript.

The transcript attached as Exhibit 99.2 contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchanges Commission. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles (“GAAP”). To supplement the Company’s results of operations presented in accordance with GAAP, the transcript contains information regarding Adjusted EBITDA. Adjusted EBITDA is computed as net income, plus the sum of interest expense, depreciation and amortization, income taxes, equity based compensation, litigation and cost of investigations and employment tax withholding charge (credit). This measure is a non-GAAP financial measure, defined as numerical measures of financial performance that exclude or include amounts so as to be different than the most directly comparable measure calculated and presented in accordance with GAAP in the Company’s statements of operations, balance sheets or statement of cash flows. Pursuant to the requirements of Regulation G, the Company has provided a reconciliation of this non-GAAP financial measure to the most directly comparable GAAP financial measure.

These non-GAAP measures are provided to enhance the user’s overall understanding of the Company’s current financial performance. Although Adjusted EBITDA represents a non-GAAP financial measure, the Company considers this measure to be a key operating metric of the Company’s business. The Company uses this measure in its planning and budgeting processes and to monitor and evaluate its financial and operating results. The Company also believes that Adjusted EBITDA is useful to investors because it provides an analysis of financial and operating results using the same measures that the Company uses in evaluating itself. The Company expects that such measure provides investors and other Stockholders with the means to evaluate the Company’s financial and operating results against other companies within the Company’s industry. The Company’s calculation of Adjusted EBITDA may not be consistent with the calculation of this measure by other companies in the Company’s industry. Adjusted EBITDA is not a measurement of financial performance under GAAP and should not be considered as an alternative to net earnings (loss) as an indicator of the company’s operating performance or cash flows from operating activities, as a measure of liquidity or any other measure of performance derived in accordance with GAAP. These measures should be considered in addition to results prepared in accordance with GAAP, but are not a substitute for or superior to GAAP results.

Item 7.01.	Regulation FD Disclosure.

The information contained in Item 2.02 of this Form 8-K in incorporated herein by reference.

The information furnished pursuant to this Current Report on Form 8-K and the Exhibits attached hereto shall neither be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”, or otherwise subject to the liabilities of that section, nor incorporated by reference into any future filings under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such future filing.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release dated May 18, 2009 announcing first quarter 2009 financial results.

99.2	May 19, 2009 conference call transcript.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POINT BLANK SOLUTIONS, INC.

Dated: May 22, 2009	By:	/s/ Michelle Doery
	Name:	Michelle Doery
	Title:	Interim Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release dated May 18, 2009 announcing first quarter 2009 financial results.

99.2	May 19, 2009 conference call transcript.